UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2026, Vireo Growth Inc. (“Vireo” or the “Company”) entered that certain Amendment to Agreement and Plan of Merger (the “First Amendment”) by and among the Company, Simple Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Eaze Inc. (“Eaze”), which amended the Agreement and Plan of Merger, dated December 22, 2025, by and among the Company, Merger Sub, Eaze, and FoundersJT LLC, as the Stockholder Representative (as amended by the First Amendment, the “Merger Agreement”). Capitalized terms used herein without a definition have the meanings given to such terms in the Merger Agreement.

The First Amendment amended the earnout payment calculation mechanics under the Merger Agreement as described below, and effected conforming changes to the Merger Agreement in connection with such amendment.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced, on December 22, 2025, the Company entered into the Merger Agreement, pursuant to which Merger Sub would merge with and into Eaze, with Eaze surviving as a wholly owned subsidiary of the Company (the “Merger”). On April 1, 2026, the Merger was completed.

Pursuant to the Merger Agreement, the Company issued 90,379,591 subordinate voting shares (the “Subordinate Voting Shares”) in respect of the Estimated Closing Merger Consideration in connection with the Merger, which number of Subordinate Voting Shares is equal to the amount of the Estimated Closing Merger Consideration divided by US$0.56. 9,037,959 of such Subordinate Voting Shares were delivered to Odyssey Trust Company in its capacity as payment agent for further distribution to the former Eaze stockholders as the Closing Share Payment, and 81,341,632 Subordinate Voting Shares (representing 10% of the aggregate number of Subordinate Voting Shares issued as part of the Estimated Closing Merger Consideration) were delivered to Odyssey Trust Company in its capacity as escrow agent. The Subordinate Voting Shares issued in respect of the Estimated Closing Merger Consideration are subject to a post-closing purchase price adjustment with respect to certain of the estimated items included in the Estimated Closing Merger Consideration. In general, the Estimated Closing Merger Consideration is US$47,040,000 in base consideration (the “Base Consideration”), adjusted for certain items as described in the definition of Estimated Closing Merger Consideration in the Merger Agreement, including cash, indebtedness, transaction expenses, working capital, and tax items.

Pursuant to the Merger Agreement, subject to the terms and conditions of the Merger Agreement, former stockholders of Eaze may receive additional Subordinate Voting Shares pursuant to earnout payments following December 31, 2026 based on an imputed EBITDA figure of US$76,800,000 less the Base Consideration, adjusted for certain items as described in the Earn-Out Amount in the Merger Agreement, including certain fees payable in connection with the above purchase price adjustment if not otherwise paid by the Stockholder Representative, certain equipment lease expenses, and tax items, and paid out using a share price for the Subordinate Voting Shares of the higher of US$1.05 or the 20-day volume weighted average price of the Subordinate Voting Shares as of the trading day immediately prior to December 31, 2026. In no event shall the number of Subordinate Voting Shares issued in respect of earnout payments under the Merger Agreement exceed the number of shares issued as closing merger consideration under the Merger Agreement.

Additionally, pursuant to the Merger Agreement, within 30 days following the closing of the transactions under the Merger Agreement, the Company will issue an aggregate of 3,500,000 restricted stock units (the “Closing RSUs”) to certain employees of Eaze in consideration for such employees’ continued employment through the date of the closing of such transactions. Each Closing RSU will be fully vested as of the date of issuance. Within 30 days following the closing of the transactions under the Merger Agreement, the Company will also issue certain restricted stock units (the “Incentive RSUs”) to certain employees of Eaze in consideration for such employees’ continued employment through the award date. The Incentive RSUs vest in full on the date of determination of the Earn-Out Amount as described above, and provide the opportunity for the award recipients to participate in a portion of earn-out payments that is not allocated to the former Eaze stockholders. The Incentive RSUs are subject to partial forfeiture depending on the length of time that an award recipient remains employed from the time the Incentive RSUs are granted until the date of determination of the Earn-Out Amount.

In connection with the Merger, the stockholders of Eaze entered into lock-up agreements with the Company providing that each such person, during the lock-up period, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Subordinate Voting Shares issued as closing merger consideration or in connection with earnout payments without the prior written consent of the Company. The lock-up agreements provide that the Subordinate Voting Shares acquired by the stockholders of Eaze pursuant to the Merger Agreement as closing merger consideration are subject to a lock-up release schedule of 20% of Subordinate Voting Shares issued on each of March 1, 2027, June 1, 2027, September 1, 2027, December 1, 2027 and March 1, 2028. In addition, any of the Subordinate Voting Shares issued in connection with the earnout payments described above are subject to lock-up and a lock-up release schedule of 33.33% of shares on each of September 1, 2027, December 1, 2027 and March 1, 2028.

The Subordinate Voting Shares issued by the Company to the stockholders of Eaze and RSUs granted pursuant to the Merger Agreement were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act. In connection with entry into the Merger Agreement, the Company and the former stockholders of Eaze entered into an Investor Rights Agreement (the “Investor Rights Agreement”) providing the stockholders of Eaze with certain piggyback resale registration rights with respect to the Subordinate Voting Shares issued pursuant to the Merger.

The foregoing descriptions of the First Amendment, the Merger Agreement and the Investor Rights Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full texts of the First Amendment, the Merger Agreement and the Investor Rights Agreement. The Merger Agreement was filed as Exhibit 2.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on March 17, 2026 and is incorporated herein by reference. The First Amendment is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Investor Rights Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2025, and is incorporated herein by reference.

A copy of the Merger Agreement has been filed to provide shareholders with information regarding its terms and conditions and is not intended to provide any factual information about the Company or Eaze. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement, and are not intended as statements of fact to be relied upon by the Company’s shareholders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Eaze. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the Subordinate Voting Shares issued and to be issued and RSUs granted in connection with the Merger is incorporated herein by reference, to the extent required herein. The securities were and will be issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Michael Steiner

On April 3, 2026, the Board of Directors (the “Board”) of the Company approved, effective April 3, 2026, an increase in the size of the Company’s Board to six directors and appointed, also effective April 3, 2026, Michael Steiner to serve as a director. Mr. Steiner will serve as a director until the Company’s upcoming annual general and special meeting of shareholders and will stand for re-election at that meeting. Mr. Steiner has not yet been appointed to any Board committees.

Mr. Steiner does not have any arrangement or understanding with any other person pursuant to which he was elected as a director and is not a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. Mr. Steiner is eligible to receive the Company’s standard annual non-employee director compensation consistent with the compensation described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2026, under the heading “Information Concerning Director Compensation” and as updated from time to time.

Second Mazarakis Amendment to Employment Agreement

The Company and John Mazarakis, the Company’s Chief Executive Officer and Co-Executive Chairman, entered into a Second Amendment (the “Mazarakis Amendment No. 2”), effective April 1, 2026, to Mr. Mazarakis’s employment agreement, dated December 17, 2024, as previously amended on March 6, 2025 (as so amended, the “Employment Agreement”).

Pursuant to the Mazarakis Amendment No. 2, Mr. Mazarakis’s annual base salary will be increased from $1.00 USD to $2,250,000 USD as of the earlier of: (i) the first day of the month following the date that the Company has a market capitalization of not less than $1 billion USD determined using 90-day volume weighted average price of the Subordinate Voting Shares, or (ii) January 1, 2027. Thereafter, Mr. Mazarakis’s annual base salary may be increased, but not decreased, as determined by the Board from time to time.

Beginning January 1, 2027, and continuing for each of the next four subsequent calendar years, the Company shall issue to Mr. Mazarakis 10,000,000 Subordinate Voting Shares (or equivalent common shares should Subordinate Voting Shares cease to be available for issuance), which will be fully vested when issued (the “Additional Annual Incentive Shares”). The Additional Annual Incentive Shares shall be issued at the same time the Company otherwise issues annual incentive awards to similarly situated senior executives of the Company or, in the absence of such issuance, on or about April 1. The Additional Annual Incentive Shares will not be issued unless the average daily trading volume (“ADTV”) for the Subordinate Voting Shares for the 20-trading day period preceding the date of issuance is at least equal to 900,000 shares.

Pursuant to the Mazarakis Amendment No. 2, the Board has approved a conditional award of performance-vesting restricted share units (the “Growth Equity Awards”) to Mr. Mazarakis, The Growth Equity Awards are conditioned on shareholder approval in accordance with the policies of the Canadian Securities Exchange (including, without limitation, CSE Policy 6 – Distributions & Corporate Finance). The Growth Equity Awards are granted outside of the Company’s 2019 Equity Incentive Plan.

The Growth Equity Awards, as proposed, are divided into three “phases” (referred to as the “Phase 1 RSUs,” “Phase 2 RSUs,” and “Phase 3 RSUs”) with each phase having a formula to determine the number of underlying Subordinate Voting Shares and a specified set of performance criteria that must be achieved for that to vest, summarized as follows:

•	Phase 1 RSUs. The Phase 1 RSUs represent a number of Subordinate Voting Shares equal to 1.5% of the fully diluted equity of the Company determined as of the date the “Phase 1 Performance Criteria” are satisfied, or, if earlier, as of the date of accelerated vesting described below. The “Phase 1 Performance Criteria” means the achievement of all of the following performance goals: (i) the Company has a market capitalization of not less than $1 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, (ii) the Company has a net leverage ratio of less than 3.0x (where net leverage is determined by dividing the difference between the Company’s total consolidated indebtedness for borrowed money and the Company’s total consolidated cash by the trailing twelve month adjusted EBITDA), (iii) the Company’s trailing twelve month adjusted EBITDA is not less than $100,000,000, USD, (iv) there has been no material equity issuance within the prior 12 months other than in connection with any mergers, acquisitions, consolidations or similar transactions by the Company, (v) the adjusted EBITDA is not less than $0.096 USD per share, and (vi) the 20-day ADTV for the Company’s Subordinate Voting Shares is at least equal to 900,000.

•	Phase 2 RSUs. The Phase 2 RSUs represent a number of Subordinate Voting Shares equal to 2.5% of the fully diluted equity of the Company determined as of the date the “Phase 2 Performance Criteria” are satisfied, or, if earlier, as of the date of accelerated vesting described below. The “Phase 2 Performance Criteria” means the achievement of all of the following performance goals: (i) the Company has a market capitalization of not less than $1.25 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, (ii) the Company has a net leverage ratio of less than 3.0x (where net leverage is determined by dividing the difference between the Company’s total consolidated indebtedness for borrowed money and the Company’s total consolidated cash by the trailing twelve month adjusted EBITDA), (iii) the Company’s trailing twelve month adjusted EBITDA is not less than $150,000,000 USD, (iv) the adjusted EBITDA is not less than $0.1199 USD per share, and (v) the 20-day ADTV for the Company’s Subordinate Voting Shares is at least equal to 900,000.

•	Phase 3 RSUs. The Phase 3 RSUs are dividend into two tranches:

o	The first tranche represents a number of Subordinate Voting Shares equal to 2.5% of the fully diluted equity of the Company determined as of the date the “Phase 3A Performance Criteria” are satisfied, or, if earlier, as of the date of accelerated vesting described below. The “Phase 3A Performance Criteria” means the achievement of all of the following performance goals: (i) the Company has a market capitalization of not less than $1.75 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, (ii) the Company has a net leverage ratio of less than 3.0x (where net leverage is determined by dividing the difference between the Company’s total consolidated indebtedness for borrowed money and the Company’s total consolidated cash by the trailing twelve month adjusted EBITDA), (iii) the Company’s trailing twelve month adjusted EBITDA is not less than $200,000,000 USD, (iv) the total shareholder return is not less than 65% where the beginning share price is equal to the volume weighted average share price for the 90-day period ending on December 31, 2025, and the ending share price is determined using the 90-day volume weighted average price of the Company’s Subordinate Voting Shares, and (v) the 20-day ADTV for the Company’s Subordinate Voting Shares is at least equal to 900,000.

o	The second tranche represents a number of Subordinate Voting Shares equal to 2.5% of the fully diluted equity of the Company determined as of the date the “Phase 3B Performance Criteria” are satisfied, or, if earlier, as of the date of accelerated vesting described below. The “Phase 3B Performance Criteria” means the achievement of all of the following performance goals: (i) the Company has a market capitalization of not less than $2 billion USD determined using 90-day volume weighted average price of the Company’s Subordinate Voting Shares, (ii) the Company has a net leverage ratio of less than 3.0x (where net leverage is determined by dividing the difference between the Company’s total consolidated indebtedness for borrowed money and the Company’s total consolidated cash by the trailing twelve month adjusted EBITDA), (iii) the Company’s trailing twelve month adjusted EBITDA is not less than $200,000,000 USD, (iv) the total shareholder return is not less than 100% where the beginning share price is equal to the volume weighted average share price for the 90-day period ending on December 31, 2025, and the ending share price is determined using the 90-day volume weighted average price of the Company’s Subordinate Voting Shares, and (v) the 20-day ADTV for the Company’s Subordinate Voting Shares is at least equal to 900,000.

Each of the Phase 1, 2 and 3 RSUs vest immediately upon achievement of the applicable performance criteria after December 31, 2029. If the applicable performance criteria are achieved before January 1, 2030, the applicable Phase 1, 2, or 3 RSUs vest ratably as of the end of each calendar quarter following the date upon which the applicable performance criteria are satisfied through January 1, 2030, subject to continued employment. Upon vesting, the applicable Phase 1, 2, and 3 RSUs are immediately settled by payment of the applicable number of Subordinate Voting Shares (subject to tax withholding).

Vesting will accelerate and the Growth Equity Awards (all 3 Phases) will be 100% vested in the event that Mr. Mazarakis is terminated by the Company for any reason other than for “Cause,” upon a resignation for “Good Reason,” upon his death or “Disability” or upon the consummation of a transaction constituting a “Change in Control” that leads to the combined Enterprise Value of $2.5 billion USD or more. Each of these terms is as defined in the Employment Agreement.

A portion of any Subordinate Voting Shares received for the Growth Equity Awards that vest will be subject to repayment by Mr. Mazarakis if, during the 12-month period after vesting, the Company’s “AEBITDA” (as otherwise defined for purposes of the Employment Agreement) is below the applicable adjusted EBITDA performance goal for the applicable portion of the Growth Equity Awards that vested. If that occurs, the number of Subordinate Voting Shares that Mr. Mazarakis will be required to repay equals the lesser of (i) 50% of the value of the Subordinate Voting Shares that vested as of the vesting date or (ii) 50% of the value of the Subordinate Voting Shares that vested as of the last day of that 12-month period, in each case based on a 90-day volume weighted average price.

The Nominating, Corporate Governance and Compensation Committee of the Board is responsible for administration of the Growth Equity Awards and will review and certify achievement of the applicable performance criteria.

The Growth Equity Awards will be documented through restricted share unit award agreements reflecting the terms noted above and other standard terms customary for such awards consistent with awards made under the Company’s 2019 Equity Incentive Plan, such as provisions for satisfying any tax withholding requirements related to the awards that may include net settlement upon vesting.

This summary of the Mazarakis Amendment No. 2 is qualified in its entirety by reference to the full text of the Mazarakis Amendment No. 2, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On April 1, 2026 and April 3, 2026, the Company issued press releases announcing certain matters disclosed in this Current Report on Form 8-K, which are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 8.01	Other Events

On March 31, 2026, Vireo Health, Inc. (“VHI”), a wholly owned subsidiary of the Company, and Ace Venture of NY LLC (“Ace”) entered into a Second Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”) related to Vireo Health of New York LLC (“VHNY”), an indirect subsidiary of the Company. The Operating Agreement restructures the ownership and governance of VHNY in connection with VHNY’s efforts to qualify as a social and economic equity (“SEE”) Registered Organization Non-Dispensing (ROND) licensee under New York cannabis regulations.

Under the Operating Agreement, Ace holds 51% of the membership interests in VHNY, reflecting a deemed $20 million licensing-value contribution, and VHI holds 49% of the membership interests, reflecting approximately $35 million of historical funding and contributed assets. Under the Operating Agreement, distributions of available cash are to be made first to VHI until it has recovered specified amounts, including its initial contribution, certain transaction expenses, any additional capital contributions, certain intercompany loans and shortfall loans, and then to the members pro rata in accordance with their ownership interests.

VHNY is managed by a two-person board of managers, with one manager designated by VHI and one manager designated by Ace, and certain major actions require unanimous board and/or member approval. In the event of a deadlock between the managers, the Company’s Chief Financial Officer shall cast the deciding vote. The Operating Agreement also includes customary transfer restrictions, rights of first refusal and drag-along provisions, as well as dispute resolution and limitation of liability provisions.

Also on March 31, 2026, VHNY issued an intercompany promissory note (the “Note”) in favor of VHI in the principal amount of approximately $16 million. The Note bears interest at a rate of 7% per annum, with interest payable in kind through September 30, 2026, during which period VHI may make additional advances under the Note. Beginning October 1, 2026, principal is required to be repaid in 60 equal monthly installments, with cash interest payable monthly in arrears, and all outstanding amounts under the Note are due on October 13, 2031. The Note contains customary payment, default and acceleration provisions and is governed by Delaware law.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The information required by Item 9.01(a) of this report, including the consolidated financial statements as of December 31, 2025 and for the year then ended for Eaze Inc. will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma information required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 22, 2025, by and among Vireo Growth Inc., Simple Merger Sub Inc., Eaze Inc., and FoundersJT, as the Stockholder Representative (incorporated by reference to Exhibit 2.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025)
2.2+	Amendment to Agreement and Plan of Merger dated April 1, 2026 by and among Vireo Growth Inc., Simple Merger Sub Inc., and Eaze Inc.
10.1	Form of Investor Rights Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 30, 2025)
10.2	Second Amendment to Employment Agreement, effective as of April 1, 2026, by and between the Company and John Mazarakis
99.1*	Press Release, dated as of April 1, 2026
99.2*	Press Release, dated as of April 3, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*Furnished herewith

+Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: April 6, 2026